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                                                                     EXHIBIT 3.5

CERTIFICATE OF INCORPORATION
STOCK CORPORATION

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE


The undersigned incorporator(s) hereby form(s) a corporation under the Stock
Corporation Act of the State of Connecticut:

1.     The name of the corporation is Bishop Manufacturing Co. of New York,
       Inc.

2. The nature of the business to be transacted, or the purposes to be promoted or carried out by the corporation, are as follows:

       To engage in and do every act, matter and thing a corporation organized under the laws of the State of Connecticut may now or hereafter lawfully do, as set forth in Chapter 599 of the Connecticut General Statutes as revised and amended, and to do every act, matter and thing necessary, desirable, suitable, convenient, or proper for, or in connection with, or incidental to, the accomplishment of any one of the purposes stated therein or herein, or in the attainment of any one or more of the objects therein or herein enumerated, designed directly or indirectly, to promote the interest of this corporation or to enhance the value of its property or properties. The enumeration of specific powers shall not be taken to limit or abridge the general powers of the corporation.

3. The designation of each class of shares, the authorized number of shares of each such class, and the par value (if any) of each share thereof are as follows:

       Designation:                        Common Stock
       Authorized Number of Shares:        5,000 shares
       Par Value:                          No par value

4. The terms, limitations and relative rights and preferences of each class of shares and series thereof (if any), or an express grant of authority to the board of directors pursuant to Section 33-41, 1959 Supp. Conn.
       G.S., are as follows:

       The entire voting stock of the corporation will be vested in the common stock with the holder of record of each share of common stock being entitled to one vote for each share held. There is an expressed grant of authority to the Board of Directors pursuant to Sec. 33-341 of the Connecticut General Statutes so made and provided.

       The corporation and the shareholders thereof shall have pre-emptive rights as are more fully set forth in the minutes of said corporation.

5. The minimum amount of stated capital with which the corporation shall commence business is ONE THOUSAND AND 00/100 ($1,000.00) dollars. (Not less than one thousand dollars)

6.     (7) - Other provisions
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       The duration of the corporation is perpetual.

       Dated this 21st day of May, 1993.

       I/We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

             This certificate of incorporation must be signed by each incorporator.

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             NAME OF INCORPORATOR (Print or       NAME OF INCORPORATOR (Print or
             Type)                                Type)

             Leslie Goldbloom                     Howard Saffan
             -------------------------------------------------------------------
                                                  SIGNED (Print or Type)

             /s/ Leslie Goldbloom                 /s/ Howard Saffan
             -------------------------------------------------------------------
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APPOINTMENT OF STATUTORY AGENT FOR SERVICE
DOMESTIC CORPORATION

                               SECRETARY OF STATE
                               30 TRINITY STREET
                              HARTFORD, CT  06106

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
 NAME OF CORPORATION:

                 Bishop Manufacturing Co. of New York, Inc.
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     THE ABOVE CORPORATION APPOINTS AS ITS STATUTORY AGENT FOR SERVICE, ONE OF THE FOLLOWING:
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 NAME OF NATURAL PERSON WHO IS RESIDENT OF               BUSINESS ADDRESS                            ZIP CODE
 CONNECTICUT                                             40 Center Street, Prospect, CT                 06712
                                                         BUSINESS ADDRESS                            ZIP CODE
 Stephen A. Longo                                        28 Fairview Avenue, Meriden CT                 06450

 NAME OF CONNECTICUT CORPORATION                         ADDRESS OF PRINCIPAL OFFICE IN CONN.       (IF NONE,
                                                         ENTERED ADDRESS OF APPOINTEE'S STATUTORY AGENT FOR
 Bishop Manufacturing Co. of New York, Inc.              SERVICE)
                                                         305 Knowlton Street, Bridgeport, CT            06608
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

                                 AUTHORIZATION

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
 NAME OF INCORPORATOR (PRINT OR TYPE)                    SIGNED (INCORPORATOR)                DATE

 Leslie Goldbloom                                        /s/ Leslie Goldbloom                 5/21/93
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 NAME OF INCORPORATOR (PRINT OR TYPE)                    SIGNED (INCORPORATOR)

 Howard Saffan                                           /s/ Howard Saffan                    5/21/93
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